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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. (20549)

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2007


                                 ______________

                           ILINC COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                          1-13725              76-0545043
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


   2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA              85018
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)




                                 (602) 952-1200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 ______________

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ITEM 5.02(d) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPLE OFFICERS

On July 1, 2007, Mr. Craig Stull resigned from the Board of Directors of iLinc Communications, Inc. in order to devote more time to his consulting business. His resignation as a board member was not the result of any disputes or disagreements relating to the operations, policies or practices of iLinc Communications, Inc. His resignation was effective on that date.

On July 1, 2007, Mr. Michael T. Flynn was nominated and elected by unanimous written consent of the Board of Directors to serve as a Class A Director filling the unexpired term of Craig Stull which expires at the regular annual shareholders' meeting in the year 2008. Mr. Flynn has been named to serve on the audit and compensation committees.

On June 29, 2007, Mr. Nathan Cocozza resigned from his position as Senior Director of Government Solutions to pursue other interests. Mr. Cocozza had previously served the Company as the Senior Vice President of Sales.


ITEM 9.01(c) FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:


EXHIBIT NUMBER             DESCRIPTION
--------------------------------------

99.1              Press release dated June 21, 2007, issued by iLinc
                  Communications, Inc.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ILINC COMMUNICATIONS, INC.


                                          By: /s/ James M. Powers, Jr.
                                              ----------------------------------
                                          President and Chief Executive Officer
Date:  July 3, 2007


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

99.1 Copy of press release issued by iLinc Communications, Inc. on June 21, 2007.